UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 6, 2012

ZIPREALTY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51002	94-3319956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 300 Emeryville, CA 94608
(Address of Principal Executive Offices) (Zip Code)

510-735-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)   On April 6, 2012, the Board of Directors (the “Board”) of ZipRealty, Inc. (the “Company”) appointed Eric L. Mersch as the Company’s Senior Vice President, Chief Financial Officer and Chief Accounting Officer, effective April 9, 2012. David A. Rector, our former Chief Financial Officer, will continue with the Company as Senior Vice President, Finance during a transition period until his retirement later this year.

Mr. Mersch, age 44, most recently served as Chief Financial Officer of Imaging Advantage, LLC, a provider of comprehensive radiology solutions to health centers and radiology groups, from November 2010 to August 2011. From February 2010 to May 2010, Mr. Mersch served as Chief Financial Officer of Sonim Technologies, Inc., a mobile phone manufacturer. From March 2008 to January 2010, Mr. Mersch co-founded Deer Valley Ventures and served as Chief Financial Officer of DemandFlex, LLC, a provider of virtual private data centers. From June 2007 to February 2008, Mr. Mersch served as Chief Financial Officer of Razorgator Inc., an Internet ticketing services company. From August 2006 to May 2007, Mr. Mersch served as Chief Financial Officer of VitalStream, Inc., a content delivery network provider. From March 2003 to August 2006, Mr. Mersch held several positions, including Vice President, Finance, with Harrah’s Entertainment (now Caesar’s Entertainment), a gaming and hospitality business. Mr. Mersch’s previous experience also includes seven years with the U.S. Navy as a Division Officer of the U.S.S. Los Angeles, a nuclear submarine. Mr. Mersch holds a Masters of Business Administration degree from Harvard Business School, a Masters of Nuclear Power Engineering degree from the Nuclear Engineering School (U.S. Military) and a Bachelor of Science degree in economics from the U.S. Naval Academy.

Mr. Mersch will receive an annual base salary of $275,000. The Compensation Committee of the Board has recommended that, on the date of the next regularly scheduled Board meeting, Mr. Mersch be granted an option to purchase up to 250,000 shares of the Company’s common stock with an exercise price equal to the closing price of the Company’s common stock on the date the option is granted. The option will have a Vesting Commencement Date equal to Mr. Mersch’s first date of employment and will vest pursuant to the Company’s standard vesting schedule of 25% upon the first anniversary of the Vesting Commencement Date and 75% prorated monthly over the subsequent three-year period, based upon Mr. Mersch's continued service relationship with the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIPREALTY, INC.
a Delaware corporation

Dated:	April 6, 2012	By:	/s/ Samantha E. Harnett
Samantha E. Harnett
Vice President and
General Counsel